                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     MARTIN LAWRENCE LIMITED EDITIONS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                      LOGO

                               16250 STAGG STREET
                           VAN NUYS, CALIFORNIA 91406

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 2, 1996

                         ------------------------------

                     TO THE STOCKHOLDERS OF MARTIN LAWRENCE
                             LIMITED EDITIONS, INC.

     The Annual Meeting of Stockholders of Martin Lawrence Limited Editions, Inc. (the "Company") will be held at 16250 Stagg Street, Van Nuys, California 91406 on Tuesday, July 2, 1996 at 2:30 P.M., local time, for the following purposes:

        1. To elect two Class III directors to hold office until the Annual Meeting of Stockholders to be held in fiscal year 1999 and until their successors are duly elected and qualified.

        2. To approve an amendment to the Company's 1992 Stock Incentive Plan to increase the number of shares available for grant from 750,000 to 1,500,000.

        3. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on May 13, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors

                                          ALLEN A. BARON
                                          Secretary

Van Nuys, California
May 28, 1996

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE INDICATE ON THE ENCLOSED PROXY WHETHER YOU PLAN TO ATTEND THE MEETING. IN ANY EVENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS MAY VOTE IN PERSON IF THEY ATTEND THE MEETING EVEN THOUGH THEY HAVE EXECUTED AND RETURNED A PROXY.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                     MARTIN LAWRENCE LIMITED EDITIONS, INC.
                               16250 STAGG STREET
                           VAN NUYS, CALIFORNIA 91406

                         ------------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Martin Lawrence Limited Editions, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on July 2, 1996 and all adjournments or postponements thereof (the "Annual Meeting"). The purpose of the Annual Meeting will be to (i) elect two Class III directors to hold office until the Annual Meeting of Stockholders to be held in fiscal year 1999 and until their successors are duly elected and qualified, (ii) approve an amendment to the Company's 1992 Stock Incentive Plan to increase the number of shares available for grant from 750,000 to 1,500,000 and (iii) transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     This Proxy Statement is first being mailed to stockholders on or about May 31, 1996.

PERSONS MAKING THE SOLICITATION

     The enclosed Proxy is being solicited on behalf of the Board of Directors of the Company. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy itself. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit proxies for shares that are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.

TERMS OF THE PROXY

     The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to indicate the manner in which the stockholder's shares are to be voted with respect to each such matter. By appropriately marking the boxes, a stockholder may specify, with respect to each matter, whether the Proxy holders shall vote for or against such matter or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Secretary of the Company or by filing a duly executed Proxy bearing a later date. Stockholders may vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

VOTING SECURITIES AND VOTING RIGHTS

     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock. The close of business on May 13, 1996 has been fixed by the Board of Directors of the Company as the record date. Only stockholders of record as of the record date may vote at the Annual Meeting. As of May 13, 1996, there were 5,893,748 issued and outstanding shares of common stock entitled to vote at the Annual Meeting, held by 563 holders of record and by approximately 2,000 beneficial owners.

     Each stockholder of record as of the record date will be entitled to one vote for each share of common stock held as of the record date. The presence at the Annual Meeting of the holders of a majority of the shares of common stock outstanding as of the record date will constitute a quorum for transacting business.

     In all matters other than the election of directors, the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. If a member broker indicates on the Proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of May 13, 1996, with respect to the ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, by each director, by the executive officers named in the "Summary Compensation Table" under "EXECUTIVE COMPENSATION AND OTHER INFORMATION," below, and by all executive officers and directors as a group.

                                                              AMOUNT AND
                                                              NATURE OF         PERCENT OF
                      NAME AND ADDRESS OF                     BENEFICIAL        OUTSTANDING
                       BENEFICIAL OWNER                      OWNERSHIP(1)     COMMON STOCK(2)
    -------------------------------------------------------  ------------     ---------------
    Allen A. Baron.........................................      410,675(3)         6.62%
      16250 Stagg Street
      Van Nuys, CA 91406
    Barry R. Levine........................................      319,193(4)         5.20%
      16250 Stagg Street
      Van Nuys, CA 91406
    Martin S. Blinder......................................      640,901(5)        10.40%
      16250 Stagg Street
      Van Nuys, CA 91406
    Jack A. Rounick........................................      815,967(6)        13.61%
      16250 Stagg Street
      Van Nuys, CA 91406
    Ronald S. Beard........................................       29,898(7)          (8)
      333 South Grand Avenue
      Los Angeles, CA 90071
    Edwin W. Steidle.......................................       51,898(9)          (8)
      16250 Stagg Street
      Van Nuys, CA 91406
    All directors and officers as a group (eight               2,271,532(10)       33.00%
      persons).............................................

- ---------------
 (1) Unless otherwise indicated, each beneficial owner set forth in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned.

 (2) Based on 5,893,748 shares of common stock outstanding on May 13, 1996, as adjusted to include the number of shares subject to exercisable options by each particular officer and/or director within 60 days from such date.

 (3) Includes: (a) 99,367 shares held by Mr. Baron, as Trustee of the Allen A. Baron Husband's Trust Agreement, dated August 15, 1989, (b) 92,308 shares that are subject to presently exercisable options held by Mr. Baron under the 1987 Stock Option Plan, (c) 155,000 shares that are subject to presently exercisable options held by Mr. Baron under the 1992 Stock Incentive Plan, and (d) 64,000 shares held by the Blinder Research Foundation for Crohn's Disease, a foundation of which Mr. Baron is a director and the Secretary and Treasurer, as to which Mr. Baron does not have sole voting and investment power. Mr. Baron disclaims beneficial ownership with respect to the shares held by the Blinder Research Foundation.

 (4) Includes: (a) 71,885 shares held directly, (b) 92,308 shares which are subject to presently exercisable options held by Mr. Levine under the 1987 Stock Option Plan, and (c) 155,000 shares which are subject to presently exercisable options held by Mr. Levine under the 1992 Stock Incentive Plan.

 (5) Includes: (a) 351,299 shares held in trust by Martin S. Blinder and Janet Blinder, as trustees of the Blinder Trust Agreement, dated April 9, 1986,
     (b) 15,100 shares and 6,600 shares, respectively, held under the Uniform Gifts to Minors Act for the benefit of Mr. Blinder's daughter and son, (c) 138,902 shares that are subject to presently exercisable options held by Mr. Blinder under the 1987 Stock Option Plan, (d) 65,000 shares that are subject to presently exercisable options held by Mr. Blinder under the 1992 Stock Incentive Plan, and (e) 64,000 shares held by the Blinder Research Foundation for Crohn's Disease, a foundation of which Mr. Blinder is President and a director, as to which Mr. Blinder does not have sole voting and investment power. Mr. Blinder disclaims beneficial ownership with respect to the shares held by the Blinder Research Foundation.

 (6) Includes: (a) 5,969 shares which Mr. Rounick holds as joint tenant with his spouse, Noreen Rounick, as to which Mr. Rounick has shared voting and investment power, (b) 57,686 shares which are subject to presently exercisable options held by Mr. Rounick under the 1987 Stock Option Plan,
     (c) 45,000 shares which are subject to presently exercisable options held by Mr. Rounick under the 1992 Stock Incentive Plan, (d) 132,678 shares held by the Jack A. Rounick Irrevocable Trust for the benefit of Mr. Rounick's daughter, of which Mr. Rounick is the trustee, and (e) 574,634 shares held by the Jack and Noreen Rounick Trust, dated July 31, 1987, of which Mr. Rounick and Noreen Rounick are trustees, as to which Mr. Rounick has shared voting and investment power.

 (7) Includes: (a) 3,000 shares held directly, (b) 6,898 shares which are subject to presently exercisable options held by Mr. Beard under the 1987 Stock Option Plan, and (c) 20,000 shares which are subject to presently exercisable options held by Mr. Beard under the 1992 Stock Incentive Plan.

 (8) Less than 1%.

 (9) Includes: (a) 25,000 shares held directly, (b) 6,898 shares which are subject to presently exercisable options held by Mr. Steidle under the 1987 Stock Option Plan, and (c) 20,000 shares which are subject to presently exercisable options held by Mr. Steidle under the 1992 Stock Incentive Plan.

(10) Includes shares that are subject to options held by such officers and directors that are presently exercisable or will be exercisable within 60 days of May 13, 1996.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes with staggered terms of three years for each class, designated as Class I, Class II and Class III. Each class currently consists of two directors.

     The two nominees for Class III directors listed below are to be elected at the Annual Meeting. The two Class III directors, upon election, will hold office until the Company's Annual Meeting of Stockholders to be held in fiscal year 1999. Class I consists of two directors, currently Jack A. Rounick and Edwin W. Steidle, who will continue to hold office until the Annual Meeting of Stockholders to be held in fiscal year 1997, and Class II consists of two directors, currently Barry R. Levine and Ronald S. Beard, who will continue to hold office until the Annual Meeting of Stockholders to be held in fiscal year 1998.

     The following table sets forth the name and age of each of the two nominees for director, the year each was first elected a director, his term of office upon election and his positions held with the Company.

                                                     CAPACITIES IN             DIRECTOR       TERM
               NAME                  AGE              WHICH SERVED              SINCE       OF OFFICE
- -----------------------------------  ---     ------------------------------    --------     ---------
Allen A. Baron.....................  55      Chairman of the Board, Chief        1982          1999
                                             Financial Officer, Treasurer
                                             and Secretary
Martin S. Blinder..................  49      Director                            1976          1999

     Allen A. Baron has served as Chairman of the Board of the Company since September 15, 1994, as Treasurer/Chief Financial Officer since July 1980, and as Secretary and a director since March 1982. Mr. Baron was a practicing C.P.A. from 1966 to 1980. From 1970 to 1980, Mr. Baron was a partner of Baron & Weiss, an accounting firm. From 1962 to 1969, Mr. Baron was an accountant with Price Waterhouse.

     Martin S. Blinder is a founder of the Company, and has served as a director since its formation in January 1976, and as Chairman of the Board and Chief Executive Officer from July 1985 to September 15, 1994. He served as President from the Company's formation until 1990. Mr. Blinder served as a consultant to the Company from September 15, 1994 to September 15, 1995. Mr. Blinder has been honored and read into the Congressional Record of the United States Senate and House of Representatives for the advancement of the cause of fine art on numerous occasions. In addition, Mr. Blinder has been honored by resolutions and awards from the Governor of Rhode Island, the California State Assembly, the City and County of Los Angeles and the City of New York, for support of the arts. He is considered a foremost expert in the field of contemporary art as well as a noted art collector.

     It is intended that each Proxy, unless otherwise specified, will be voted for the election to the Board of Directors of each of the nominees set forth above.

     In the event that any of the nominees for director listed above should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying Proxy would have the right to use their discretion to vote for any person nominated at the meeting. To the best of the Company's knowledge, all nominees are, and will be, available to serve.

                                  PROPOSAL II

           APPROVAL OF THE AMENDMENT TO THE 1992 STOCK INCENTIVE PLAN

     On February 20, 1996, the Company's Board of Directors approved an amendment (the "1992 Plan Amendment") to the 1992 Stock Incentive Plan (the "1992 Plan"), which provides for an increase in the number of shares available for grant under the Plan from 750,000 to 1,500,000. The 1992 Plan Amendment is subject to the approval by the stockholders of the Company. The purpose of the 1992 Plan is to attract, retain and motivate outstanding individuals as officers and employees of the Company and its subsidiaries, and to furnish them with incentives by providing them opportunities to participate in the growth and profitability of the Company, and to provide present and prospective non-employee directors of the Company with an opportunity to obtain an equity ownership interest in the Company through the exercise of stock options.

     The complete text of the 1992 Plan Amendment is set forth as Exhibit A to this Proxy Statement.

     All employees of the Company and its subsidiaries are eligible to be considered for award grants. As of May 13, 1996, there were four executive officers and 244 other employees (including part-time employees) of the Company. Awards under the 1992 Plan may take many forms, including sales or bonuses of stock, restricted stock, stock options, stock purchase warrants, securities convertible into or redeemable for cash, stock appreciation rights, dividend equivalents, and performance units or shares. Under the 1992 Plan, non-employee directors of the Company will receive automatic grants of 5,000 options per year. There currently are four non-employee directors of the Company. At May 13, 1996, there were 120,430 shares of Common Stock available for the grant of awards under the 1992 Plan. On May 13, 1996, the closing price of the Company's Common Stock on the New York Stock Exchange was $.5625.

     The 1992 Plan is administered by the Stock Incentive Plan Committee, which must be made up of "disinterested" persons as defined in Rule 16b-3 promulgated under Securities Exchange Act of 1934, as amended. Currently, the Stock Incentive Plan Committee is made up of two of the Company's non-employee directors, who receive automatic stock option grants as described above. Each award granted under the 1992 Plan will be exercisable at such times and under such conditions as may be determined by the Stock Incentive Plan Committee at the time of the grant of such award, but no award may be granted more than 10 years after the date of adoption of the 1992 Plan and no Common Stock of the Company may be issued after September 8, 2012.

     Either the Board of Directors or the Stock Incentive Plan Committee has the power to amend or terminate the 1992 Plan, provided that no such amendment or termination may be made which adversely affects the rights and obligations of award grantees without the consent of the affected grantees. In addition, no such action of the Board of Directors or the Stock Incentive Plan Committee may be taken without the approval of the stockholders of the Company if such approval is required under Rule 16b-3. Finally, pursuant to Rule 16b-3, the formula award provisions for grants to non-employee directors under the 1992 Plan may not be amended more than once every six months.

     On June 13, 1995, the Stock Incentive Plan Committee granted stock options under the 1992 Plan to four executive officers and 86 employees (the "Employee Options"), and automatic option grants were made to the Company's four non-employee directors on October 15, 1995 (the "Non-employee Options"). No other awards were issued under the 1992 Plan. The Employee Options were granted at an exercise price of $.687 per option share, which was the closing price of the Company's Common Stock on the New York Stock Exchange on June 13, 1995, and the exercise price of the Non-employee Options was $1.00, which was the closing price of the Company's Common Stock on the New York Stock Exchange on October 13, 1995. The following table illustrates the stock options that have been granted during 1995 under the 1992 Plan to each of the executive officers listed in the executive compensation table appearing on page 15, all current executive officers as a group, all non-employee directors as a group and all non-executive employees as a group. The number of options corresponds to the number of shares of Common Stock to which they relate.

                                                                                   NUMBER OF
                       NAME OF INDIVIDUAL AND POSITION                          OPTIONS GRANTED
- ------------------------------------------------------------------------------  ---------------
Allen A. Baron, Chairman of the Board, Chief Financial Officer, Treasurer and
  Secretary...................................................................      100,000(1)
Barry R. Levine, Director, President..........................................      100,000(1)
All current executive officers as a group (four persons)......................      222,500(2)
All current non-employee directors as a group (four persons)..................       20,000(3)
All other participants as a group (86 persons)................................      112,500

- ---------------
(1) These options vested on June 13, 1995.

(2) Consists of 200,000 options which vested on the date of grant and 7,500 options which vest in 20% increments on June 13, 1995, June 13, 1996, June 13, 1997, June 13, 1998 and June 13, 1999. Also
    includes 15,000 options which were granted to the former Vice President of Finance, 12,000 of which were cancelled upon termination at March 8, 1996. The remaining 3,000 will be cancelled on June 8, 1996.

(3) These options vested on October 15, 1995.

(4) These options vest in 20% increments on June 13, 1995, June 13, 1996, June 13, 1997, June 13, 1998, and June 13, 1999.

     All of the grants expire by June 13, 2000 except the Non-Employee Options, which expire on the earlier of one year after the director ceases to be a director of the Company and October 14, 2005 or earlier, depending on the occurrence of certain events.

TAX TREATMENT

     The following is a brief description of the Federal income tax treatment that will generally apply to awards made under the 1992 Plan, based on the Federal income tax laws in effect on the date hereof. The Federal income tax treatment of awards will depend on the specific nature of any such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award that is payable in cash, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as such recipient's situation and the tax consequences of any particular award will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for the particular federal, as well as state and local, income and any other tax advice.

     Options may be granted to employees pursuant to the 1992 Plan that are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code (the "Code"). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, the optionee's "alternative minimum taxable income" for the year of exercise will be increased by the excess of the fair market value of the shares acquired upon the exercise of an Incentive Option ("ISO Shares") over the exercise price, and thus exercise of an Incentive Option may subject the optionee to the "alternative minimum tax" in the year of exercise.

     If the optionee sells the ISO Shares at any time within either (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option (a "Disqualifying Disposition"), then the optionee will recognize ordinary income at the time of the sale in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value on the date of exercise over the exercise price of such Incentive Option. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by such optionee.

     The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option will generally not be a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

     If an optionee is a director, officer or shareholder (an "Insider") subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and at the time of exercise a sale of the underlying shares could give rise to suit under Section 16(b) of the Exchange Act, the date upon which the Insider recognizes ordinary income from the exercise of the option (and the date used to determine the amount of such income) may be deferred. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the 1992 Plan.

     Awards may be granted to employees under the 1992 Plan that do not fall clearly into the categories described above. The Federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by an employee in connection with awards made under the 1992 Plan.

     A holder's tax basis in stock acquired pursuant to the 1992 Plan generally will equal the amount paid for the stock (including the exercise price of an option) plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

     Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1992 Plan by delivering previously owned shares of stock or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a Disqualifying Disposition with respect to ISO Shares.

     The terms of the agreements pursuant to which specific awards are made to employees under the 1992 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event, depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may be characterized as "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to these provisions, an employee will be subject to a 20% excise on tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such excess parachute payment.

     With certain exceptions, an individual may not deduct investment interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of stock of the Company. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options) may be limited to $1,000,000 (per person) annually.

     The terms of the agreements pursuant to which specific awards are made to employees under the 1992 Plan may provide for accelerated vesting or payment or an award in connection with a change in ownership or control of the Company. In that event, depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may be characterized as "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to these provisions, an employee will be subject to a 20% excise on tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such excess parachute payment.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT
            STOCKHOLDERS VOTE IN FAVOR OF ADOPTION OF THE AMENDMENT
                       TO THE 1992 STOCK INCENTIVE PLAN.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table and discussion set forth certain information with regard to all of the Company's directors and executive officers, other than the directors discussed under "Proposal I, Election of Directors."

                                                                                          TERM
               NAME                  AGE           CAPACITIES IN WHICH SERVED           OF OFFICE
- -----------------------------------  ---     ---------------------------------------    ---------
Barry R. Levine....................  51      Director and President                        1998
Ronald S. Beard....................  57      Director                                      1998
Jack A. Rounick....................  60      Director                                      1997
Edwin W. Steidle...................  75      Director                                      1997
Gary C. Landers....................  56      Vice President, Finance
Dru Gartside.......................  34      General Counsel and Assistant Secretary

- ---------------

     Barry R. Levine has been President of the Company since 1990 and a director of the Company since July 1985. Between 1985 and 1989, Mr. Levine was the Company's Vice President in charge of wholesale and retail operations and from 1989 to 1990 he was an Executive Vice President of the Company. Mr. Levine is responsible for the operation of the Company's retail and wholesale divisions, coordinates the printing and casting of the Company's limited editions and is closely involved in the maintenance of the Company's relations with its artists. From 1982 until June 1985, Mr. Levine served as President, a director and principal stockholder of Barry Levine Associates, Ltd., a New York City-based company engaged primarily in the distribution of fine art. From 1973 until 1982, Mr. Levine was President, a director and principal shareholder of Levine and Levine Graphics, Inc., a New York City-based publisher and distributor of fine-art graphics.

     Ronald S. Beard became a member of the Board of Directors of the Company in December 1988. Mr. Beard is a practicing attorney and since 1964 has been associated with the Los Angeles-based law firm of Gibson, Dunn & Crutcher. Mr. Beard has been a partner in such law firm since 1971 and is currently its Managing Partner and the Chairman of its Executive Committee. See "Certain Relationships and Related Transactions."

     Jack A. Rounick has served as a director of the Company since March 1984. Between March 1984 and May 1993, he was a Vice President of the Company, identifying potential sites and overseeing the Company's initial site development for its new galleries, as well as overseeing its Think Big! operations. Between August 1987 and May 1993, Mr. Rounick served as the Company's General Counsel, advising the Company on various legal matters. Mr. Rounick was a practicing attorney and member of the Philadelphia-based law firm of Pechner, Dorfman, Wolffe, Rounick & Cabot between 1972 and 1987. In May 1993, Mr. Rounick purchased the Company's Think Big! subsidiary, and serves as its President. Pursuant to this transaction, Mr. Rounick resigned as general counsel and a vice president of the Company. Mr. Rounick is also a director and principal stockholder of Deb Shops, Inc., a Philadelphia-based operator of a chain of women's specialty apparel stores. In August 1995, Mr. Rounick commenced his own private law practice.

     Edwin W. Steidle became a member of the Board of Directors of the Company in 1987. From 1974 until 1983, Mr. Steidle was Chairman of the Board of Directors of The May Company, California, a retail department store chain. Mr. Steidle was President of Scott's Apparel, Inc. between 1983 and 1989, which operated two ladies specialty apparel stores in Southern California until it ceased business operations in December 1989.

     Gary C. Landers joined the Company on April 1, 1996 as Vice President, Finance. From 1994 to 1996, Mr. Landers was the controller of S&W Fine Foods, Inc. and, for a period in 1994, he was the controller of Sun World International Inc. From 1992 to 1994, Mr. Landers was the Director, Corporate Audit for L.A. Gear, Inc. Mr. Landers was also an Audit Manager for Price Waterhouse & Co. from 1971 to 1979. Mr. Landers is a certified public accountant and a member of the Financial Executives Institute, The Institute of Business Appraisers and AICPA.

     Dru Gartside joined the Company in November 1993 as General Counsel and Assistant Secretary. From October 1987 until November 1993, Ms. Gartside practiced as an attorney with the Los Angeles-based law firm of Gibson, Dunn & Crutcher.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, Compensation Committee, Profit Sharing Plan Committee and Stock Incentive Plan Committee. The Board has no Nominating Committee. The Audit Committee, whose current members are Edwin W. Steidle and Ronald S. Beard, monitors the Company's basic accounting policies, reviews its audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation Committee, whose current members are Allen A. Baron, Edwin W. Steidle and Ronald S. Beard, considers the hiring and election of corporate officers and salary and incentive compensation policies for officers and directors. The Profit Sharing Plan Committee, whose current members are Martin S. Blinder, Allen A. Baron and Edwin W. Steidle, monitors the Company's Profit Sharing Plan and makes recommendations regarding Plan changes and contribution levels. The Stock Incentive Plan Committee, whose current members are Edwin W. Steidle and Ronald S. Beard, administers the Company's 1992 Stock Incentive Plan and grants awards to employees of the Company.

     During 1995, the Board of Directors held two meetings. Both of the meetings were attended by all of the directors. The Profit Sharing Plan Committee and the Audit Committee held one meeting during 1995, which was attended by all of its members. The Compensation Committee and the Stock Incentive Plan Committee did not hold any meetings in 1995.

COMPENSATION OF DIRECTORS

     During 1995, the Company's outside directors were entitled to receive a fee of $1,000 for each meeting of the Board of Directors which they attended and for each meeting of the Compensation Committee, Audit Committee, Stock Incentive Plan Committee and Profit Sharing Plan Committee which they attended, if no meeting of the Board of Directors was held on the day such committee met. In accordance with this policy, Messrs. Blinder, Steidle, Beard and Rounick each received an aggregate of $2,000 for their attendance at meetings of the Board of Directors and the respective committees on which they served during 1995. No other directors receive compensation for serving in such capacities.

     In addition, under the Company's 1992 Employee Stock Incentive Plan, non-employee directors receive an automatic grant of options to purchase 5,000 shares of common stock on October 15 of each year. The options granted to Messrs. Blinder, Steidle, Beard and Rounick in 1995 are exercisable at $1.00 per share (the fair market value of the common stock immediately preceding the date of grant), are immediately exercisable and expire on the earlier of one year after the director ceases to be a director of the Company and October 14, 2005.

     The Company had a one-year consulting agreement with Mr. Blinder, which expired on September 14, 1995. Under the agreement, Mr. Blinder was paid $10,000 per month for his services in addition to medical coverage during the term of the agreement and a $1,000 per month expense allowance.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information as to the compensation for services rendered to the Company during the years indicated for the Company's Chief Executive Officer and the other two most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                      ------------------
                                                                                        (G) SECURITIES
                                                              ANNUAL COMPENSATION     UNDERLYING OPTIONS
        (A) NAME AND PRINCIPAL POSITION          (B) YEAR      (C) SALARY($)(1)              (#)
- -----------------------------------------------  --------     -------------------     ------------------
Allen A. Baron.................................    1995            $ 176,126                100,000
  Chairman of the Board,                           1994              176,126                      0
  Chief Financial Officer,                         1993              179,796                 25,000
  Secretary and Treasurer
Barry R. Levine................................    1995            $ 176,126                100,000
  President and Director                           1994              176,126                      0
                                                   1993
                                                                     179,796                 25,000

- ---------------
(1) Excludes compensation in the form of other personal benefits, which, for each of the executive officers, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year.

  Employment Agreements

     On March 10, 1987, the Company entered into employment agreements with Messrs. Baron and Levine. These agreements, as subsequently amended, expire three years following termination of employment (a) by the Company (other than for cause or following death or disability) or (b) by the executive officer in the event that (i) his authority to function is removed or limited in any material respect, (ii) the Company shall have materially breached the agreement,
(iii) any person or group (other than the current executive officers) shall have acquired in excess of 15% of the voting securities of the Company or otherwise acquired control of the Company, or (iv) the Company's corporate offices shall have been relocated outside of Southern California. The intent of these latter provisions is to protect the executive officers who are critical to the Company's success, in the event of a non-negotiated takeover of the Company. In lieu of continuing payments under the employment agreements after termination of employment, the executive may elect to receive a lump sum payment equal to three years' salary (without giving effect to the voluntary reductions described below) discounted by a factor of 7% per annum. As a result of a series of voluntary reductions by these executive officers in 1992, 1993 and 1994, the monthly base salary for each of Messrs. Baron and Levine was $14,678 in 1994 and 1995 and is $14,678 in 1996. Messrs. Baron's and Levine's salaries were not increased in 1994, 1995 and 1996 based on the Consumer Price Index, as provided for under their employment agreements.

     Under the executives' employment agreements, base salaries are subject to cost-of-living and other discretionary increases. The agreements permit the executive officers to participate in bonus plans adopted by the Company. The Company did not have a bonus plan in effect during fiscal 1995. Each of the executive officers is guaranteed the grant of a minimum number of options each year during the term of his agreement. All such options are to be exercisable at the fair market value (except for 10% holders of the Company's Common Stock, whose options are to be exercisable at 110% of fair market value) of the Company's Common Stock on the date of grant. In 1994, no option grants were made to the executives. In 1995, each of Messrs. Baron and Levine were granted options to purchase 100,000 shares at an exercise price of $.687 per share. In the event of death or total disability, the executive officer or his legal representative will be entitled to receive the then-current base salary (without giving effect to the voluntary reductions taken in 1992, 1993 and 1994) for a period of 12 months and, in the case of disability, the executive officer will be entitled to medical, disability and term life insurance benefits for a period of three years. The agreements, as amended, also entitle each executive officer to such fringe benefits and perquisites as are generally made available to executive officers of the Company.

  Stock Options

     The following table illustrates the stock options that were granted to each of the executive officers listed in the Summary Compensation Table during fiscal 1995:

                          OPTION GRANTS IN FISCAL 1995

                                                                   INDIVIDUAL GRANTS
                                          --------------------------------------------------------------------
                                                          (C) PERCENT OF
                                                          TOTAL OPTIONS
                                                            GRANTED TO
                                           (B) OPTIONS     EMPLOYEES IN     (D) EXERCISE OR     (E) EXPIRATION
                (A) NAME                  GRANTED(#)(1)    FISCAL YEAR     BASE PRICE ($/SH.)        DATE
- ----------------------------------------  -------------   --------------   ------------------   --------------
Allen A. Baron..........................     100,000            28%             $ 0.6870            6/12/05
Barry R. Levine.........................     100,000            28%             $ 0.6870            6/12/05

- ---------------
(1) Options vested on the date of grant.

     The following table sets forth the number and value of unexercised stock options at fiscal year-end 1995 for each of the Named Executive Officers. The Named Executive Officers did not exercise any options during fiscal 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                                                              UNEXERCISED
                                                                           NUMBER OF         IN-THE-MONEY
                                                                          UNEXERCISED         OPTIONS AT
                                                                           OPTIONS AT           FISCAL
                                                                             FISCAL           YEAR-END(1)
                                              (B) SHARES                    YEAR-END              ($)
                                               ACQUIRED     (C) VALUE   ----------------   -----------------
                                              ON EXERCISE   REALIZED    (D) EXERCISABLE/   (E) EXERCISABLE/
                  (A) NAME                        (#)          ($)       UNEXERCISABLE       UNEXERCISABLE
- --------------------------------------------  -----------   ---------   ----------------   -----------------
Allen A. Baron..............................       0            0           247,308/0            $ 0/0
Barry R. Levine.............................       0            0           247,308/0              0/0

- ---------------
(1) Based upon the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1995, which was $.5625.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy pursuant to which transactions between the Company and its executive officers, directors and principal stockholders (i.e., stockholders owning beneficially 5% or more of the outstanding voting securities of the Company) will be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. All current and future transactions involving the Company's officials, its controlling persons or affiliates have been or will be authorized or subsequently ratified by a majority of the Company's disinterested directors and have been, and will be, on terms no less favorable than could be obtained in an arms-length transaction with unaffiliated parties.

     On May 24, 1993, the Company sold Think Big!, Inc., its wholly owned subsidiary, to Jack A. Rounick, an officer, director and principal stockholder of the Company. Pursuant to this transaction, Mr. Rounick resigned as general counsel and a vice president of the Company. The purchase price was approximately

$820,000, of which $500,000 was paid at the closing, approximately $133,000 was paid on June 15, 1993 and $150,000 was paid in October 1993. In 1995, the Company offset $6,600 that it owed to Mr. Rounick with respect to his consignment of certain artwork which was sold by the Company against the remaining balance of the purchase price. The remaining $30,900 of the purchase price is evidenced by a non-interest-bearing note, which was due on December 31, 1994, and remains unpaid. In connection with the transaction, Think Big! subleased half of one of the Company's gallery locations and agreed to pay half of the amounts due under the lease. Also in connection with the sale of Think Big!, Allen A. Baron, the Chairman of the Board and Chief Financial Officer, and Martin S. Blinder, a director of the Company, were granted an irrevocable proxy to vote the shares of the Company's Common Stock beneficially held by Mr. Rounick or his affiliates, except with respect to certain matters. The proxy expires on May 21, 1996. In connection with the Think Big! sale, Mr. Rounick and Think Big! agreed not to compete with the Company in its businesses, including the Museum Shops; and the Company and Messrs. Blinder, Levine and Baron agreed not to engage in the business of selling novelty undersized or oversized products for a period not to exceed five years from the sale date.

     Historically, the Company's directors and executive officers have purchased works of art from third parties and the Company for their private collections. During the 1995 fiscal year, the Company purchased works of art from, and sold works of art to, certain of the Company's directors and executive officers. In most instances, the purchase by the Company of works of art from these persons resulted from demand for a particular work or a particular artist's work of art. All of these works were obtained on a basis at least as favorable to the Company as that which could have been obtained from unaffiliated parties. In each instance where a work of art was purchased by the Company from an officer or director in 1995, such work was resold by the Company at a profit. Due to the Company's decision to expand its customer base by offering for sale a larger number of original and other works of art that are not Company-published, the Company's Board of Directors has adopted a formal policy whereby a director or executive officer purchasing an original or other work of art from a third party for his or her private collection must promptly notify the Company of the purchase. The Company then has 30 days within which to purchase that work of art from the officer or director at the price paid by such officer or director, if a majority of the disinterested members of the Company's Board of Directors concludes that the purchase of that work of art would be in the best interests of the Company. The Company's Board of Directors has also adopted a policy whereby a person who serves as both a director and an officer of the Company (a "Director and Officer") and who purchases artwork from the Company must pay a purchase price ranging from 110% to 200% of the Company's cost of the artwork, depending on the type of artwork involved. For example, a director and officer purchasing a Company-published graphic from the Company must pay a purchase price equal to 200% of the Company's cost of such graphic work. Moreover, a director and officer must grant to the Company a right of first refusal to repurchase any limited-edition graphic previously sold by the Company to that director and officer. If the limited-edition graphic has been held by the director and officer for at least one year, the Company may repurchase the graphic work at the prevailing wholesale price. In the case of original artwork originally purchased from the Company and later consigned to the Company for resale by a director and officer, the Company will retain 5% to 10% of the sale price plus an amount equal to the related commissions paid.

     Since 1986, the Company has engaged Gibson, Dunn & Crutcher as counsel to the Company in connection with various legal matters. Ronald S. Beard, a director of the Company, is a partner of such firm.

     Thomas Green, the principal of Thomas Green Securities, Inc. ("TGI"), one of the placement co-agents for the Company's private placement of 10% Cumulative Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), acquired 77,500 shares of the Preferred Stock in the private placement. Mr. Green currently owns 82,500 shares of Preferred Stock. An aggregate of 260,000 shares of Preferred Stock were sold in the private placement at $10.00 per share. The private placement was completed on February 5, 1996.

     Dividends on the Preferred Stock are payable semi-annually at the rate of 10% per annum on April 1 and October 1 of each year. Each share of Preferred Stock will automatically convert into 10 shares of the Company's common Stock, subject to adjustment in certain events, when the trading price of the common stock equals or exceeds $2.25 per share for 20 consecutive trading days. In addition, holders of the Preferred Stock may, under certain circumstances, elect to convert the Preferred Stock into common stock.

     The Preferred Stock is redeemable by the Company on or after January 1, 1997 at $10.80 per share, with redemption rates decreasing by $0.20 per year until the rate is $10.00 per share on or after January 1, 2001. The Company must redeem all of the shares of Preferred Stock no later than January 1, 2005.

     Holders of Preferred Stock will be entitled to elect 20% (not less than two) of the Board of Directors when dividends on the Preferred Stock have been in arrears in an amount equal to at least two semi-annual dividends. The holder of Preferred Stock will be entitled to elect an additional 10% (not less than one) of the directors upon each additional dividend arrearage until either they can elect a majority of the Board of Directors or the dividends in arrears have been paid in full.

     In connection with its private placement of Preferred Stock, the Company issued warrants to purchase an aggregate of 162,500 shares of common stock to the placement co-agents for the offering (the "Warrants"). The Warrants are exercisable at $1.20 per share of common stock for an 18-month period commencing at such time that the common stock equals or exceeds $2.25 per share for 20 consecutive trading days. The exercise price of the Warrants (other than $.10 per share) may be paid with a promissory note secured by the shares of common stock issuable upon exercise of the Warrants and maturing 18 months from the date of issuance. The Warrants expire as follows: 125,000 on February 6, 2000, 15,625 on September 18, 2000, 9,500 on January 3, 2001 and 12,500 on February 8, 2001.

     On April 1, 1996, the Company entered into a Loan and Security Agreement with four individuals (the "Lenders") to borrow an aggregate of $500,000 (the "Loan"). The Loan has a maturity of six months and bears interest at the rate of 24% per annum (with a default rate of 36% per annum). All of the portions of the Loan funded between April 1 and April 3, 1996. The Loan is secured by the Company's inventory with a cost of approximately $5,500,000. In connection with the Loan, the Company issued to the Lenders five-year warrants to purchase an aggregate of 50,000 shares at $1.00 per share. TGI arranged the Loan on behalf of the Company and, for those services, the Company paid TGI a fee of $20,000.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock (collectively "Covered Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of common stock (Forms 4 and Forms 5) with the Securities and Exchange Commission (the "Commission") as well as the Company and any exchange upon which the Company's common stock is listed.

     The Company is required to identify Covered Persons that the Company knows have failed to file or filed late Section 16(a) reports during the previous fiscal year. To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company by Covered Persons and written representations by such persons that no other reports were required, during the year ended December 31, 1995 the Covered Persons complied with all Section 16(a) filing requirements applicable to such Covered Persons.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP acted as the independent accountants for the Company during the fiscal year ended December 31, 1995. Representatives of that firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company has not yet selected its independent accountants for the fiscal year ended December 31, 1996, but will do so prior to year end.

                                 ANNUAL REPORT

     The annual report to stockholders covering the Company's fiscal year ended December 31, 1995 is being mailed to stockholders with this Proxy Statement. The annual report does not form any part of the material for the solicitation of any Proxy. The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended, for the year ended December 31, 1995, including the required financial statements and schedules thereto. Upon written request, copies of such Annual Report on Form 10-K, without exhibits thereto, will be made available to stockholders without charge. Any such written request may be addressed to Allen
A. Baron, Secretary, Martin Lawrence Limited Editions, Inc., 16250 Stagg Street, Van Nuys, California 91406. The written request must include a good-faith representation that, as of May 13, 1996, the person making the request was the beneficial owner of common stock of the Company entitled to vote at the Annual Meeting. The Annual Report on Form 10-K is not part of the material for the solicitation of any Proxy.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to submit proposals for inclusion in the 1997 Proxy Statement must do so by sending the proposal and supporting statements, if any, to the Company no later than January 28, 1997. The Board of Directors of the Company will review any proposals from stockholders who are eligible under Rule 14a-8 under the Securities Exchange Act of 1934, which it receives by that date, and will determine whether any such proposal should be included in its 1997 Proxy solicitation materials. Such proposals should be sent to Allen A. Baron, Secretary, Martin Lawrence Limited Editions, Inc., 16250 Stagg Street, Van Nuys, California 91406.

                                 OTHER BUSINESS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, the Board of Directors does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the meeting or any postponements or adjournments thereof, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                                          By Order of the Board of Directors

                                          ALLEN A. BARON
                                          Secretary

Van Nuys, California
May 28, 1996

                              AMENDMENT NUMBER TWO
                    MARTIN LAWRENCE 1992 STOCK INCENTIVE PLAN



         THE MARTIN LAWRENCE 1992 STOCK INCENTIVE PLAN (the "Plan") shall be amended, subject to approval of the stockholders, to increase the number of shares available for grant under the Plan from 750,000 to 1,500,000 by replacing the word "750,000" in each of Sections 6(a) and (b) of the Plan with the word "1,500,000."


Date:  February 20, 1996            MARTIN LAWRENCE LIMITED
       -----------------            EDITIONS, INC.


                                    By: /s/ Allen A. Baron
                                        -----------------------------
                                        Allen A. Baron, Chairman
                                        of the Board

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                    MARTIN LAWRENCE LIMITED EDITIONS, INC.
                16250 Stagg Street, Van Nuys, California 91406


          The undersigned hereby appoints Allen A. Baron and Barry R. Levine, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated on the other side, all of the shares of Common Stock of Martin Lawrence Limited Editions, Inc. held of record on May 13, 1996 by the undersigned at the Annual Meeting of Stockholders to be held on July 2, 1996 and any postponements or adjournments thereof.


      (Continued, and to be marked, dated and signed, on the other side)


- -------------------------------------------------------------------------------

                          -- FOLD AND DETACH HERE --

                                                     Please mark   ____
                                                    your vote as    X
                                                    indicated in   ____
                                                    this example

The Board of Directors recommends a vote FOR
Items 1, 2, and 3                            Withheld
                                    For       For All
Item 1 - Election of Directors      ___        ___
         Nominees:
         Allen A. Baron             ___        ___
         Martin S. Blinder

WITHHELD FOR: (Write that nominee's name in the space provided below:

_____________________________________________________

                                     For   Against   Abstain
                                     ___     ___       ___
Item 2 - Approval of Amendment to
         1992 Stock Incentive Plan   ___     ___       ___

Item 3 - In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.



Signature(s)_____________________________________________ Date ______________

   NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.

- -------------------------------------------------------------------------------

                          -- FOLD AND DETACH HERE --